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                                  EXHIBIT 99.2

Contacts:         Press Contact                  Investor Relations
                  Sonic Foundry, Inc.            Strategic Growth International
                  Heidi Elmer                    Richard Cooper/Rob Schatz
                  608.204.8253                   516.829.7111
                  invest@sonicfoundry.com        sgi@netmonger.net
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                                                          FOR IMMEDIATE RELEASE

          SONIC FOUNDRY SIGNS DEFINITIVE AGREEMENT TO ACQUIRE MEDIASITE

Combination Will Offer Single Source Technology Solutions for

Rich Media Production, Publishing and Service Applications

     Madison, WI - September 7, 2001 - Sonic Foundry(R) Inc. (NASDAQ: SOFO), a leading developer and marketer of digital media software products and services, today announced that it has signed a definitive agreement to purchase MediaSite, Inc., a global pioneer in providing automated rich media publishing, management, and access solutions. Under the terms of the agreement, Sonic Foundry will purchase substantially all of the assets and will assume certain of the liabilities of MediaSite, a privately held Pittsburgh, PA based company, in exchange for 3,420,000 shares of newly issued Sonic Foundry common stock. An additional 360,000 shares may be issued subject to certain closing conditions. The acquisition has been approved by the board of directors of each company and is subject to various closing conditions, including approval by MediaSite's shareholders. The transaction is expected to close within 60 days.

The acquisition of MediaSite adds a key component to the Sonic Foundry strategy of providing a single source solution for managing media within the enterprise. Sonic Foundry's capture and production expertise will complement MediaSite's expertise in indexing, searching and retrieving media, resulting in immediate synergies from cross-selling and promoting respective products and services. The combination will provide Sonic Foundry customers a well-defined enterprise class of media management software and services to meet the demanding needs of rich media implementations.

MediaSite derived its core technology from a Carnegie Mellon University research effort funded by leading government agencies and private corporations. MediaSite has received numerous awards for technology including the 2001 Frost & Sullivan market engineering award for technology leadership in digital media management systems. MediaSite was also chosen this year by Massachusetts Institute of Technology's "Magazine of Innovation" as an example of one of the "Ten Emerging Technologies That Will Change the World". As part of the transaction, certain patent rights and additional pending patents will be either assigned and/or transferred to Sonic Foundry for further commercialization.

It is expected the successive business combination will build on Sonic Foundry's software and media service business units through the formation of a third business division. This new division will retain and utilize the MediaSite brand name for the purpose of marketing products and services that facilitate the use

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of media within an enterprise. MediaSite currently sells and supports several software modules. MediaSite's Publisher creates searchable video through the creation of video indexes while WebFinder is the video search and navigation engine extending the capabilities of traditional web browsers. Additional modules are also available offering capabilities such as auto-indexing and speech recognition. MediaSite's enterprise solutions will be incorporated with higher end Sonic Foundry technologies to form the nucleus of a broad reaching product offering. Likewise, the entire solution set will be targeted to specific customers in the entertainment, government, corporate and educational markets. Upon closing, both companies sales groups will begin promoting and cross-selling complementary solutions to their respective target audiences. Over time, the two companies technologies will continue to be integrated across all business units, providing enhanced ease of use while offering a broadening list of capabilities.

"One of the greatest strategic opportunities we've identified is the need for a single source solution that manages rich media content through the entire process of production to publishing", said Rimas P. Buinevicius, Chairman and CEO of Sonic Foundry, Inc. "This combination provides the industry with an unprecedented array of technologies, solutions and expertise that help solve the inadequacies of previous offerings and helps drive the industry's overall growth. More importantly, the two companies fit well culturally and share a mutual respect for outstanding engineering development."

"Sonic Foundry and MediaSite both have a strong track record of innovation and superior technology in digital media" said Vinay Mehra, Chairman and CEO of MediaSite. "Our complementary solutions and market strategies are perfectly aligned and will yield capabilities that will advance the state of the field. We're excited about the advantages this brings to our customers and partners. The announcement today is a springboard for a broad range of new tools, services, and applications for the creation, management, publishing, and use of interactive content. Together, we're raising the bar in digital media."

The Opportunity
According to Gartner Group, rich media management will become an integral part of corporate IT infrastructure and spending. It is expected that by 2004, rich media will define the overall Web experience. In order to meet the demands of this burgeoning market opportunity, media must be accessible and easy to view. A key component of the MediaSite technology pool solves this problem by offering the ability to skim countless hours of archived media in a quick and seamless fashion. This results in a revolutionary viewing experience designed to provide online video that's searchable, navigable and highly interactive. The opportunities and applications abound and extend beyond traditional film and video into areas such as distance learning, government and corporate applications, as well as rich media delivery over the Web.

"This is an exciting transaction for not only the parties involved but also for the entire industry. The fully merged company will have tremendous growth opportunity and will provide the type of innovation that changes the media marketplace", said Buinevicius. "In addition, through the streamlined operations and

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tremendous synergies, the combined business will start off on a sound financial footing. Following the integration process, we expect that operations will be running at or near breakeven and will be able to generate near-term positive cash flow."

To support the fully integrated operating unit and additional working capital needs, Sonic Foundry expects that it will strengthen its balance sheet and cash reserves further through additional financing in the form of equity or debt. In addition to strengthening the working capital position of the Company, additional financings will allow the newly consolidated Company to seek out and take advantage of additional strategic opportunities.

Additional forward-looking guidance and details will be provided following the close of the transaction. At that time, a formalized model will be presented taking into account the incorporation of the assets and liabilities of MediaSite within the operating structure of Sonic Foundry.

About MediaSite
MediaSite is a software leader for the development of automated rich-media applications. It's advanced media access technologies, coupled with a suite of publishing tools, can operate in multiple languages across multiple digital delivery platforms to significantly enhance a host of media production, business, educational, and consumer applications. Founded in 1997, MediaSite derived its core technology from a Carnegie Mellon University research effort funded by leading government agencies and private corporations, including Bell Atlantic, Boeing, CNN, Intel and Microsoft. Today, MediaSite has customers in the media and entertainment, financial services, education, consumer products, government and advertising industries in the U.S. and abroad. Additional information about the company and its product offerings is available at www.MediaSite.com.
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About Sonic Foundry

Sonic Foundry(R), founded in 1991, is a leading developer of digital media software products and services with locations in Madison, WI; Santa Monica, CA; and Toronto, Canada. Sonic Foundry's award-winning software products, such as ACID(TM) and Sound Forge(R), as well as its first-class services, are used worldwide for multimedia development, Internet streaming applications, broadcast solutions, and digital content creation. Sonic Foundry's Media Services Division is the pre-eminent supplier of digitization, management, and delivery solutions for various industries, with special emphases placed on service offerings to clients in the entertainment sector. These include the conversion, reformatting, and encoding of television, film, and audio content for multiple delivery platforms. Serving as the link between content and customers, the Company provides proven, comprehensive processes that enable content delivery through existing and emerging distribution channels.

For specific product descriptions, please reference the "products" section of the Sonic Foundry web site at www.sonicfoundry.com.
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Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for the Company's products, the Company's ability to succeed in capturing significant revenues from media services, the effect of new competitors in the Company's market, integration of acquired business and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission.

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